                                                                    EXHIBIT 3.10


                                  REGULATIONS

                                      OF

                DIALYSIS SPECIALISTS OF CORPUS CHRISTI, L.L.C.

                                   ARTICLE I

                           OFFICES AND COMPANY SEAL
                           ------------------------

     1.   PRINCIPAL OFFICE. The principal office of the Company shall be located
          ----------------
in the Raintree Plaza Shopping Center, Corpus Christi, Texas.

     2.   OTHER OFFICES. The Company may also maintain offices at such other
          -------------
place or places, within the State of Texas, as may be designated from time to time by the Members, and the business of the Company may be transacted at such other offices with the same effect as that conducted at the principal office.

     3.   COMPANY SEAL. A company seal shall not be requisite to the validity of
          ------------
any instrument executed by or on behalf of the Company, but may be used.

                                  ARTICLE II

                             FISCAL YEAR AND TERM
                             --------------------

     1.   FISCAL YEAR. The fiscal year of the Company shall begin on the first
          -----------
day of January and end on the last day of December.

     2.   TERM OF COMPANY. The Company shall commence its existence upon the
          ---------------
date the Articles of Organization are filed with the Texas Secretary of State and shall continue until December 31, 2025, unless sooner dissolved pursuant to
Article X.

     3.   INTENT. It is the intent of the Members that the Company shall always
          ------
be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. However, it is the intent of the Members that the Company not be operated or treated as a "partnership" for purposes of
Section 303 of the Federal Bankruptcy Code. No Member shall take any action inconsistent with the express intent of the parties hereto.

                                  ARTICLE III

                                    MEMBERS
                                    -------

     1.   MEMBERS' MEETINGS. The business of the Company shall be managed by the
          -----------------
Members. All meetings of the Members shall be held at such place as may be fixed from time to time by the Members, or by the President or Secretary of the Company, either within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.   ANNUAL MEETINGS. Annual meetings of Members shall be held on the 1st
          ---------------
Wednesday in March if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Members and stated in the notice of the meeting. At the annual meeting, Members shall elect officers and transact such other business as may properly be brought before the meeting.

     3.   NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating
          ------------------------
the place, date and hour of the meeting shall be given to each Member of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at its address as it appears on the records of the Company with postage thereon paid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     4.   FIXING OF RECORD DATE. For the purpose of determining the Members
          ---------------------
entitled to notice of or to vote at any meeting of Members, the date fixed for the payment of any dividend or distribution, the date of allotment of rights or the date for participation in the execution of written consents, waivers or releases, the Company may fix in advance a record date which shall not be more than sixty (60) days. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of Members shall be the date next preceding the day on which notice is given or the date next preceding the day on which the meeting is held if no notice is required and the record date for the determination of Members for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting.

     5.   VOTING LISTS. The officer or agent having charge of the transfer books
          ------------
for shares of the Company shall make at least five (5) days before meeting of Members, a complete list of the Members entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the Member, which list shall be kept on file at the registered office of the Company and shall be open to inspection by any Member and subject to copying at the Member's expense at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any Member during the whole time of the meeting. The original share ledger of transfer book, or a duplicate thereof kept this state, shall be prima facie evidence as to who are the Members entitled to examine such list or share ledger or transfer book or to vote any meeting of Members.

     6.   SPECIAL MEETINGS OF MEMBERS. Special meetings of the Members, for any
          ---------------------------
purpose or purposes, unless otherwise proscribed by statute or by the Articles of Organization, may be called by the President or Secretary at the request in writing of Members owning a majority in amount of the membership interests of the Company issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     7.   NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting
          --------------------------
stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each Member of record entitled to vote at such meeting.

     8.   QUORUM AND ADJOURNMENT. The holders of a majority of the shares
          ----------------------
issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business except as otherwise provided by statute or by the Articles of Organization. If, however such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

     9.   MAJORITY REQUIRED. When a quorum is present at any meeting, the vote
          -----------------
of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Articles of Organization or these Regulations, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     10.  VOTING. At every meeting of the Members, each Member shall be entitled
          ------
to one vote in person or by proxy for each share of the capital stock having voting power held by such Member, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

     11.  ACTION WITHOUT MEETING. Any action required or permitted to be taken
          ----------------------
at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding Membership Interests entitled to vote with respect to the subject matter of the action.

     12.  WAIVER OF NOTICE. Attendance of a Member at a meeting shall constitute
          ----------------
waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Member may waive notice of any annual or special meeting of Members by executing a written waiver of notice either before or after the time of the meeting.

                                  ARTICLE IV

                  CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS
                  ------------------------------------------

     1.   INITIAL CAPITAL CONTRIBUTIONS OF MEMBERS: AUTHORIZED AND ISSUED
          ---------------------------------------------------------------
MEMBERSHIP INTERESTS.
--------------------

          Upon execution of this Agreement, each Member shall be credited with a contribution to the capital of the Company in the amounts set forth opposite their respective names under the heading "Initial Capital Contribution" on attached Exhibit A (the "Initial Capital Contributions"). Each Member shall contribute such Initial Capital Contribution in cash or other property as described on attached Exhibit A, concurrently with the execution of the Regulation. Initial Capital Contributions shall not include any amounts representing loans, other indebtedness or guarantees made by a Member to the Company pursuant to Section 4.2 or Section 4.3 hereof. The Company shall issue up to 100 Membership Interests. The Company shall not authorize or issue additional Membership Interests without the unanimous written consent of the Members, which consent may be withheld for any reason or no reason at each Member's sole discretion. Except as otherwise specifically set forth herein, the Members shall not be obligated in any manner or to any extent whatsoever to contribute any additional capital to the Company.

     2.   ADDITIONAL CAPITAL CONTRIBUTIONS. The Company's additional capital
          --------------------------------
requirements in excess of the Members' Initial Capital Contributions may be met by (i) requests for additional capital contributions from the Members in proportion to each Member's relative Membership percentage in the Company ("Additional Capital Contributions"); provided that no Member shall be required to make any such Additional Capital Contributions without such Member's prior written consent, which consent may be granted or withheld for any reason or no reason whatsoever; or (ii) loans to the Company from any third party lending institution or from any Member or affiliate of a Member on such terms as the Members and the lending Member agree; provided, however, all Members not a party to the loan transaction must approve the loan and its terms. All such loans shall be evidenced by a promissory note. Nothing contained herein shall require any Member to loan any funds to the Company.

     3.   CAPITAL ACCOUNTS. A Capital Account shall be established and
          ----------------
maintained by the Company for each Member.

          (a)       In general, each Member's Capital Account shall be increased by:

              (i)   the amount of money contributed by the Member;

              (ii) the fair market value of property contributed by the Member (net of liabilities secured by the property that the Company is considered to assume or take subject to); and

              (iii) allocations of net profits to such Member.

          (b)       In general, each Member's Capital Account shall be decreased by:

              (i)   the amount of money distributed to such Member;

              (ii) the fair market value of property distributed to such Member (net of liabilities secured by the distributed property that the Member assumes or takes subject to); and

              (iii) allocations of net losses to such Member.

     4.   LIMITATIONS PERTAINING TO CAPITAL CONTRIBUTIONS.
          -----------------------------------------------

          (a) Except as otherwise provided in these Regulations, no Member shall be entitled or permitted to demand, withdraw or receive the return of that Member's Capital Contributions (or any part thereof) or any money or other property from the Company without the unanimous written consent of the Members. In the event a Member is to receive a return of any Capital Contribution, no Member shall have the right to receive property in a form other than cash, unless otherwise specifically agreed in writing by all Members at the time of such distribution or at the time of the contribution of such property.

          (b) No Member shall receive any interest with respect to such Member's Capital Contributions or Capital Account.

          (c) The Members shall not be liable for the debts, liabilities, contracts or any other obligations of the Company (except to the extent specifically assumed by such Member) beyond their Capital Contributions to the Company. No Member or the Company shall have any personal liability for the repayment of the Capital Contributions of any other Member.

                                   ARTICLE V

                         DISTRIBUTIONS AND ALLOCATIONS
                         -----------------------------

     1.   DETERMINATION OF COMPANY PROFITS AND LOSSES. The income, gains,
          -------------------------------------------
losses, deductions and credits of the Company shall be determined for each fiscal year in accordance with the accounting method followed by the Company for federal income tax purposes and otherwise in accordance with generally accepted accounting principles consistently applied.

     2.   DISTRIBUTIONS. Except as otherwise provided herein, distributions to
          -------------
the Members may be authorized by the Members from time to time in their sole discretion. Any such distributions shall be made on such dates designated by the Members, shall be made in proportion to the Membership percentages at the time of the distribution; provided that to the extent any distributions relate to periods in which a Member did not hold all or any portion of such Member's Membership Interests for the entire period, such distributions shall be adjusted by the Members to take into account the actual period the Member owned such Membership Interests.

     3.   ALLOCATION OF PROFITS AND LOSSES. The income, gains, losses,
          --------------------------------
deductions, credits and any other items of the Company, including those items not recognized in computing taxable income for income tax purposes, shall be allocated to the Members based on Membership percentages.

     4.   SPECIAL ALLOCATIONS. Notwithstanding Section 3 above:
          -------------------

          (a) No allocations of loss, deduction and/or expenditures described in Code Section 705(a)(2)(B) shall be made to a member if such allocation would cause or increase a deficit balance in such Member's Capital Account. Any items that would be allocated to a Member but for the limitations contained in this Section shall be allocated to the other Members in accordance with their interests in Company profits pursuant to Section 3 above.

          (b) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4),
(5), or (6) of the Treasury Regulations, which create or increase a deficit balance in such Member's Capital Account, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit Capital Account so created as quickly as possible. It is the intent that this 4(b) be interpreted to comply with the alternate test for economic effect set forth in Section 1.704-(b)(2)(ii)(d) of the Treasury Regulations.

          (c) Notwithstanding any other provision of this Section 4, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then, the Capital Account of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section 4(c) is intended to comply with the minimum gain chargeback requirement of Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith.

          (d) Items of Company loss, deduction and expenditures described in Code Section 705(a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as partner (Member) nonrecourse deductions under Section 1.704-2(i) of the Treasury Regulations shall be allocated to the Members' Capital Accounts in accordance with Section 1.704-2(i) of the Treasury Regulations.

          (e) The income, gains, losses, deductions and credits of the Company are allocable to a Member only if they are earned, paid or incurred by the Company during the portion of the fiscal year that such Member is a Member of the Company.

          (f) The allocations set forth in Sections 4(a) through (d) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations Section 1.704-1.(b). Notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses, and other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

     5.   TAX MATTERS PARTNER. Home Dialysis of America, Inc. is designated the
          -------------------
"Tax Matters Partner" (as defined in Code Section 6231), and is authorized and required to represent the Company in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and is authorized to expend Company funds for professional services and costs associated therewith to the extent such expenditures are approved in advance in writing by the Members.

                                  ARTICLE VI

                                   OFFICERS
                                   --------

     1.   DESIGNATION OF TITLES.  The officers of the Company shall be chosen by
          ---------------------
the Members and shall be a President, a Vice President, a Secretary, and a Treasurer. The Members may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers or other officers as the Members deem necessary. Any number of offices, except the offices of President and Secretary, may be held by the same person, unless the Articles of Organization or these Regulations otherwise provide.

     2.   APPOINTMENT OF OFFICERS.  The Members at their first meeting shall
          -----------------------
choose a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall serve at the pleasure of the Members. The President and Secretary shall be different persons. The Members at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Members and to exercise sum and perform such duties as shall be determined from time to time by the Board.

     3.   SALARIES.  The salaries of the officers shall be fixed from time to
          --------
time by the Members, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Members.

     4.   VACANCIES.  A vacancy in any office because of death, resignation,
          ---------
removal, disqualification or otherwise may be filled by the Members at any time.

     6.   PRESIDENT.  The President shall preside at all meetings of Members. He
          ---------
or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the Company, and shall act as operating and directing head of the Company, subject to policies established by the Members.

     7.   VICE PRESIDENT. There shall be as many Vice Presidents as shall be
          --------------
determined by the Members from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the Vice Presidents, as authorized by the Members, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in case of his or her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Members and a successor chosen by the Members.

     8.   SECRETARY. The Secretary shall see that the minutes of all meetings of
          ---------
Members, and of any standing committees are kept. He or she shall be the custodian of the company seal and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give or cause to be given required notices of all meetings of the Members. He or she shall have charge of all the books and records of the Company except the books of account, and in general shall perform all the duties incident to the office of Secretary of a Company and such other duties as may be assigned to him or her.

     9.   TREASURER. The Treasurer shall have general custody of all the
          ---------
funds and securities of the Company except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the Company in such bank or banks as the Members may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President and Members at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. He or she shall give to the Company such fidelity bond as may be required, and the premium therefor shall be paid by the Company as an operating expense.

     10.  ASSISTANT SECRETARIES. There may be such number of Assistant
          ---------------------
Secretaries as from time to time the Members may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Secretary shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

     11.  ASSISTANT TREASURERS. There may be such number of Assistant Treasurers
          --------------------
as from time to time the Members may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

     12.  REMOVAL. Any officer elected or appointed by the Members may be
          -------
removed by the Members whenever in its judgement the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not of itself create contract rights.


                                  ARTICLE VII

                                   LIABILITY
                                   ---------

     No officer or Member shall be personally liable to the Company or to its Members except to the extent that such limitation of liability is prohibited by the provisions of Texas law, and except for liability resulting from (a) any breach of the officers or Members duty of loyalty to the Company or to its Members; (b) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any transaction from which the officer or Member derived an improper personal benefit; and (d) authorizing the unlawful payment of a dividend or other distribution on the Company's Membership Interest, or the unlawful purchase of its Membership Interest.

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

                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     1.   POWER TO INDEMNIFY.  The Company may indemnify a Member, officer,
          ------------------
employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, if he or she acted, or failed to act, in good faith and in a manner he or she reasonably believed and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In an action not by or in the right of the Company, such indemnification may include expenses, attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. In an action by or in the right of the Company, such indemnification may include expenses, attorney fees and amounts paid in settlement actually and reasonable incurred, but shall not include judgments and fines.

     2.   LIMITS ON INDEMNIFICATION.  No person shall be indemnified if he or
          -------------------------
she has been adjudged to be liable to the Company, unless otherwise ordered by the court. The Company may refuse indemnification to any person who unreasonably refuses to permit the Company, at its own expense and through counsel of its own choosing, to defend him or her in the action.

     3.   DECISION-MAKING.  A decision to indemnify a person shall be made by
          ---------------
one of the following: a majority vote of a quorum consisting of disinterested Members; if such quorum is not obtainable, a written opinion of independent legal counsel appointed by a majority of the disinterested Members; if there are not disinterested Members, the court or other body before which the action was brought, or any court of competent jurisdiction.


                                  ARTICLE IX

                        REPEAL, ALTERATION OR AMENDMENT
                        -------------------------------

     The Articles of Organization, and Regulations may be repealed, altered, or amended only by a unanimous vote of all issued and outstanding Membership Interests.


                                   ARTICLE X

                           RESTRICTION ON TRANSFERS
                           ------------------------

     1.   RESTRICTION ON TRANSFERS.  No Member may sell, transfer, pledge,
          ------------------------
hypothecate, gift or otherwise dispose of or encumber all or any portion of its Membership Interests without the prior unanimous written consent of the Members.

     2.   ASSIGNEE OF A MEMBER'S MEMBERSHIP INTERESTS.  If, notwithstanding the
          -------------------------------------------
prohibitions in Article X, Section 1, a Member transfers all or any portion of its Membership Interests (whether voluntarily, involuntarily or by operation of law, including, but not limited to, the death, divorce, disability, or bankruptcy of a Member,) and a person acquires such Membership Interests, (but is not admitted as a substituted Member pursuant to the terms of this Agreement) such person shall:

          (a) be treated as an assignee of a Member's Membership Interests, as provided in the Texas Limited Liability Company Act ("Act");

          (b) have no right to participate in the business and affairs of the Company or to exercise any rights of a Member under this Agreement or the Act; and

          (c) share in distributions from the Company with respect to the transferred Membership Interests on the same basis as the transferring Member.

     3.   IRREPARABLE HARM.  Each Member specifically acknowledges that a breach
          ----------------
of Section 1 would cause the Company and the Members to suffer immediate and irreparable harm, which could not be remedied by the payment of money. In the event of a breach or threatened breach by a Member of the provisions of Section 1, the Company or other Members shall be entitled to injunctive relief to prevent or end such breach, without the requirement to post bond. Nothing herein shall be construed to prevent the Company or other Members from pursuing any other remedies available to it for such breach or such threatened breach, including the recovery of damages.

     4.   ADMISSION OF TRANSFEREES.  A transferee may be admitted to the Company
          ------------------------
as a substituted Member only with the prior unanimous written consent of the Members.

     5.   OBLIGATIONS OF PERMITTED TRANSFEREES.  In the case of any approved
          ------------------------------------
transfer or disposition of Membership Interests, the transferee shall execute and deliver an appropriate instrument agreeing to be bound by these Regulations as a Member and such additional agreements or instruments as the Members may require. Any permitted transferee of Membership Interests shall receive and hold such Membership Interests subject to these Regulations and all the restrictions, obligations and rights created hereunder, and the Members and each transferee shall be bound by their obligations under these Regulations with respect to each subsequent transferee.

     6.   LEGEND.  Each Certificate representing Membership Interests of the
          ------
Company shall include the following legend:

          The Units of Membership Interest represented by this Certificate are: (1) subject to transfer restrictions in accordance with the terms of Regulations, a copy of which may be obtained without charge by a Member on written request to the Company; and
          (2) have not been registered under the federal or any applicable state securities acts and cannot be transferred without an opinion of counsel satisfactory to the Company's legal counsel that such transfer will not violate any such securities laws.

                                  ARTICLE XI

                   DISSOLUTION, TERMINATION AND LIQUIDATION
                   ----------------------------------------

     1.   EVENTS CAUSING DISSOLUTION OF THE COMPANY. The first to occur of the
          -----------------------------------------
following events shall cause a dissolution of the Company:

          (a)  the consent of all the Members;

          (b) the sale or other transfer of all or substantially all of the Company Property;

          (c) The bankruptcy, legal incapacity or dissolution of a Member, or any other event that terminates a Member's membership in the Company (as provided herein), unless the remaining Members, within the ninety (90) day period following any such event, unanimously vote or consent to the continuation of the Company. In the event the Company is continued after any such event, the right of the affected Member to share in the profits and losses of the Company, to receive distributions of Company funds and to assign its Membership Interests shall, subject to the terms and conditions of this Agreement, devolve on its personal representative or successor, as the case may be, and the Company shall continue its existence. Such personal representative or successor, as the case may be, shall be liable for all the obligations of the affected Member; provided, however, in no event shall such Person become a Member without the unanimous consent of Members; or

          (d)  expiration of the Company's term under Article II.

     2.   EFFECT OF DISSOLUTION. If the Company is dissolved, the Company shall
          ---------------------
be wound up and terminated in accordance with this Article XI.

     3.   FINAL ACCOUNTING. Upon dissolution of the Company, an accounting shall
          ----------------
be made of the accounts of each Member and of the Company property, liabilities and operations, from the date of the last previous accounting to the date of such dissolution.

     4.   LIQUIDATION. In the event of the dissolution of the Company, the
          -----------
Members shall, in an orderly manner, commence to wind up the affairs of the Company and liquidate its property.

     5.   DISTRIBUTION. Following the payment of all debts and liabilities of
          ------------
the Company (other than loans or advances that have been made by any of the Members) and all expenses of liquidation, and subject to the right of the Members to set up cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

          (a) First, to the repayment of any loans or advances that may have been made by any of the Members to the Company, but if the amount available for repayment of such loans or advances shall be insufficient, then to the Members on account thereof in proportion to their respective advances; and

          (b) Then, after allocation of all income, profits, losses and deductions in accordance with Article V hereof and after adjustment to the Capital Accounts required by Treasury Regulation (S)1.704-1(b), to the Members in payment of the amount of their Capital Accounts, but if the amount available for such repayment shall be insufficient, then to the Members on account thereof in proportion to their respective Capital Accounts.

     Each Member shall look solely to the Company property for all distributions with respect to the Company and its Capital Contributions thereto and its share of income, gains, losses and deductions thereof, and shall have no recourse against any Members therefor. No member shall have any rights to demand or receive property in a form other than cash upon distribution and liquidation of the Company, but the Members may, in their discretion, distribute property in a form other than cash to a Member.

     6.   TERMINATION. A reasonable time shall be allowed for the orderly
          -----------
liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. Each of the Members shall be furnished with a statement prepared by the Company's accountants, which shall set forth the property and liabilities of the Company as of the date of complete liquidation. Upon compliance with the distribution plan set forth herein, the Members shall cease to be such, and the Members shall execute, acknowledge and cause to be filed a Certificate of Dissolution of the Company. Upon completion of the dissolution, winding up, liquidation and distribution of the liquidation proceeds, the Company and this Agreement shall terminate.

                           CERTIFICATE OF SECRETARY
                           ------------------------

     I hereby certify that the foregoing copy of the Regulations is a true and correct copy of the Regulations of the Company as the same were adopted at the first meeting of the Members.

                                                   /s/ Thomas Creel
                                                   -----------------------------
                                                   SECRETARY

                                                                       EXHIBIT A
                                                                       ---------


                  MEMBERSHIP INTERESTS/MEMBERSHIP PERCENTAGES
                  -------------------------------------------

                                      Initial Capital       Membership         Membership
                                      ---------------       ----------         ----------
Name and Addresses of                 Contribution          Interests          Percentage
---------------------                 ------------          ---------          ----------
* Home Dialysis of America, Inc.         $1,000.00             10                100%
  6300 East El Dorado Plaza
  Tucson, AZ 85715

* Initial Members were Thomas Creel and Martin Fox, who transferred their shares to Home Dialysis of America, Inc.